Exhibit 5.1

Moolec Science SA 17 Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg	D +1 345 815 1768
E James.Heinicke@ogier.com

Reference: 511866.00002

6 February 2025

Moolec Science SA (Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with Company's registration statement on Form F-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to:

(a)	the proposed transfer by way of continuation into and under the laws of the Cayman Islands as Moolec Science SA, a Cayman Islands exempted company limited by shares pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands (the Companies Act) (the Redomiciliation); and

(b)	in connection with the Redomiciliation, the registering with the Commission under the Act of 40,126,840 shares of the Company having a par value of US$0.01 each (the Shares) and 11,110,000 warrants, each warrant exercisable to purchase one share at an exercise price of US$11.50 per share (the Warrants).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 305 513 5888 ogier.com	A list of Partners may be inspected on our website

Moolec Science SA

6 February 2025

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinion

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that, once (a) the certificate of registration by way of continuation has been issued by the Registrar of Companies in the Cayman Islands, (b) the A&R M&A has become effective from a Cayman Islands perspective, and (c) appropriate entries have been made in the register of members of the Company in respect of the Shares (and the shares issuable upon the exercise of the Warrants) which are to be registered by the Company with the Commission pursuant to the Registration Statement:

Corporate power

(a)	The Company will have all requisite power under the A&R M&A (as defined in Schedule 1) to issue shares upon the exercise of the Warrants.

Share capital

(b)	The Shares (and the shares issuable upon the exercise of the Warrants) will, by operation of law, be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	as to whether any approvals, filings, registrations, notifications, declarations, consents or other authorisations are or were required under the Articles and the laws of Luxembourg in connection with (i) the Redomiciliation, (ii) the effectiveness of the A&R M&A from a Luxembourg perspective or (iii) the approval of the issuance of the Shares (and the shares to be issued on exercise of the Warrants) as contemplated by the Resolutions (as defined in Schedule 1);

(c)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(d)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

Moolec Science SA

6 February 2025

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Moolec Science SA

6 February 2025

Schedule 1

Documents examined

Corporate and other documents

1	The incorporation deed dated 23 May 2022 (the Incorporation Deed).

2	The coordinated articles of association of the Company adopted on 19 December 2024 (the Articles).

3	The amended and restated memorandum and articles of association of the Company appended to the Registration Statement and adopted, from a Luxembourg perspective, from the date of filing of the Registration Application (the A&R M&A).

4	The written resolutions of the board of directors of the Company dated 29 December 2022, 10 December 2024 and 6 February 2025,and the resolutions of the shareholders of the Company passed at an extraordinary general meeting held on 27 December 2024 (the Resolutions).

5	The translation of an excerpt from the Luxembourg trade and companies register dated 31 January 2025 (the RCS Certificate).

6	The translation of a negative certificate dated 31 January 2025 stating particular matters related to the non-registration of a court decision or of an administration dissolution without liquidation as of the day immediately prior to the date of issuance of the negative certificate (the Reginsol Certificate and, together with the RCS Certificate, the LBR Certificates).

7	A certificate from a director of the Company dated 6 February 2025, a copy of which is attached to this opinion letter (the Director's Certificate).

8	The registration application filed with the Registrar of Companies in the Cayman Islands (the Registrar), including: (i) a notice, pursuant to section 201(2)(e) of the Companies Act, in respect of the proposed registered office or agent for service of process in the Cayman Islands; (ii) a declaration, pursuant to section 201(2)(f) of the Companies Act, signed by a director of the Company that the operations of the Company will be conducted mainly outside the Islands; (iii) an undertaking, pursuant to section 201(2)(l) of the Companies Act, confirming that the Company has no secured creditors; and (iv) a declaration, pursuant to section 201(3) of the Companies Act, relating to the matters set out in paragraphs (g), (h), (i), (j), (k), (m), (n), (o) and (q) of section 201(2) of the Companies Act (the Registration Application).

9	The Registration Statement.

Moolec Science SA

6 February 2025

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Incorporation Deed, the Articles, the A&R M&A, the Resolutions and the Director's Certificate is accurate and complete as at the date of this opinion.

5	Each of the LBR Certificates is accurate and complete as at 31 January 2025 and there has not been any event, development or circumstance with respect to the Company in the period between 31 January 2025 and the date of this opinion which would change any of the information contained in the LBR Certificates.

6	Under the laws of Luxembourg, the Company is able to adopt foreign law-governed memorandum and articles of association and, accordingly, the A&R M&A (being memorandum and articles of association governed by the laws of the Cayman Islands) are in full force and effect from a Luxembourg perspective and have not been amended, varied, supplemented or revoked in any respect.

7	The A&R M&A do not conflict with any mandatory Luxembourg legal provisions or other requirement for the adoption by the Company of foreign law-governed memorandum and articles of association prior to the Redomiciliation.

8	As a matter of the laws of Luxembourg and all other applicable laws the issuance of the Warrants and the issuance of shares on exercise of the Warrants in accordance with the terms of the relevant documents constitute legal, valid and enforceable obligations of the Company.

9	Where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

10	Under the laws of Luxembourg and all other relevant laws, the Company is, and at all times relevant for purposes of rendering the opinions expressed herein, was, duly incorporated, validly existing and in good standing under the laws of Luxembourg and has, and at all times relevant for purposes of rendering the opinions expressed herein, had, the full power, authority and legal right to deregister the Company from Luxembourg and to register by way of continuation as an exempted company limited by the shares in the Cayman Islands.

Moolec Science SA

6 February 2025

11	At all times relevant for purposes of rendering the opinions expressed herein, the laws of Luxembourg permitted the Redomiciliation.

12	The Redomiciliation has been validly authorised by the Company under the laws of Luxembourg and the Articles.

13	All necessary action was, or will be taken, under the laws of Luxembourg, the Articles and the A&R M&A (as effective from a Luxembourg perspective) to authorise and permit the Redomiciliation and any and all consents, approvals and authorisations required to authorise and permit the Redomiciliation have been, or will be, obtained.

14	The Registration Application filed with the Registrar, pursuant to section 201(1) of the Companies Act, to register the Company by way of continuation as an exempted company limited by shares will be accepted, and the Registrar will issue a certificate, in accordance with section 202(1) of the Act, that the Company is registered by way of continuation as an exempted company.

15	In authorising the Redomiciliation the directors of the Company have acted in good faith with a view to the best interests of the Company and have exercised the standard of care, diligence and skill that is required of him or her.

16	Any individuals or entities which sign or have signed documents or give information on which we rely, are and at all relevant times have been validly existing, in good standing and have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

17	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, (i) the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company, and (ii) we have made no independent investigation of the laws of Luxembourg and have assumed that such laws authorise (i) the Redomiciliation and that the Company has, or shall, comply fully with the laws of Luxembourg in respect of such Redomiciliation and (ii) the issuance of the Shares (and shares issuable on exercise of the Warrants) and that the Company has complied fully with the laws of Luxembourg with respect to the approval of the issuance of the Shares (and shares issuable on exercise of the Warrants).

18	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify or restrict the powers and authority of the Company in any way.

Share Issuance

19	Immediately prior to the Redomiciliation, the Shares (including the shares to be issued upon the exercise of the Warrants) will be, or have been, duly and validly authorised, legally and validly issued and non-assessable under the laws of Luxembourg, the Articles and the A&R M&A (as effective from a Luxembourg perspective).

20	Subsequent to the Redomiciliation, the Shares (including the shares to be issued upon the exercise of the Warrants) will be entered on the register of members of the Company as fully paid.

21	In authorising the issue and allotment of Shares (including the shares to be issued upon the exercise of the Warrants) the directors of the Company have acted in good faith with a view to the best interests of the Company and have exercised the standard of care, diligence and skill that is required of him or her.

22	The A&R M&A appended to the Registration Statement will be effective from a Cayman Islands perspective from the issuance of a certificate of registration by way of continuation by the Registrar of Companies in the Cayman Islands.

Authorisations

23	No further shares in the capital of the Company will be issued unless and until all required Nasdaq approvals and shareholder approvals required by the rules and regulations of Nasdaq (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be satisfied or waived by the parties entitled to the benefit of them.

Moolec Science SA

6 February 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing from a Cayman Islands perspective means only that as of the date of a certificate of good standing provided by the Registrar the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. As at the date of this opinion, the Redomiciliation has not been effected and no such payments are due to the Registrar. For the avoidance of doubt, we have made no further enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands.

3	We provide no opinion as to whether the Company is in good standing under the laws of Luxembourg as of the date of this opinion.

Limited liability

4	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

5	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Public offering in the Cayman Islands

6	The Company will, subsequent to the Redomiciliation, be prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

Foreign law-governed articles of association

7	We have not received legal confirmation from suitably qualified Luxembourg counsel on which we can rely confirming that: (i) the Company, as a société anonyme incorporated and registered under the laws of Luxembourg, may adopt foreign law-governed memorandum and articles of association; or (ii) the A&R M&A do not conflict with any mandatory provisions of Luxembourg law or any other requirement for the Company to adopt foreign law-governed articles of association prior to redomiciliation,